EX-99.h.3.i

AMENDMENT NO. 1 TO FUND ACCOUNTING AND FINANCIAL

ADMINISTRATION OVERSIGHT AGREEMENT

This Amendment (“Amendment”) is made as of July 1, 2026 (“Effective Date”), by and between each fund in Nomura Funds (formerly Macquarie Funds and, prior to that, Delaware Funds by Macquarie and, prior to that, Delaware Investments Family of Funds) listed on Schedule A (each, a “Fund” and collectively, the “Funds”) having their principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354 and Delaware Investments Fund Services Company (“DIFSC”), a Delaware statutory trust having its principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354.

BACKGROUND:

A.	The Funds and DIFSC are parties to a Fund Accounting and Financial Administration Oversight Agreement dated as of December 1, 2015 (the “Agreement”) relating to DIFSC’s provision to the Funds of certain fund accounting, financial administration and related services, and oversight services described in the Agreement.
B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with a new Schedule A attached hereto.
2.	Miscellaneous.
(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.
(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile or electronic signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees of the Funds.
(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below and to be effective as of the date and year above written.

NOMURA FUNDS, as listed on Schedule A

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President / Chief Financial Officer

DELAWARE INVESTMENTS FUND SERVICES COMPANY

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President / Head of US Fund Administration

SCHEDULE A TO AMENDMENT NO. 1

TO THE FUND ACCOUNTING AND

FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN

DELAWARE SERVICE COMPANY, INC. AND NOMURA FUNDS

DATED DECEMBER 1ST, 2025

As of July 1, 2026

Registrant, Fund / Portfolio and Share Class
Delaware Group® Adviser Funds Nomura Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® Cash Reserve Nomura Ultrashort Fund – Institutional Class Shares
Delaware Group® Equity Funds II Nomura Value Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Equity Funds IV

Nomura Healthcare Fund – Class A, Class C, Class R and Institutional Class Shares

Nomura Growth and Income Fund – Class A, R6 and Institutional Class Shares

Nomura Opportunity Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Equity Funds V

Nomura Small Cap Core Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Nomura Cap Value Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Nomura Wealth Builder Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Global & International Funds Nomura Emerging Markets Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Government Fund

Nomura Emerging Markets Debt Corporate Fund – Class A, Class C and Institutional Class Shares

Nomura Strategic Income Fund – Class A, Class C, Class R and Institutional Class Shares

Delaware Group® Income Funds

Nomura Corporate Bond Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Nomura Extended Duration Bond Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Nomura Floating Rate Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware Group® Limited-Term Government Funds

Nomura Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Nomura Tax-Free Oregon Fund – Class A and Institutional Class Shares

Delaware Group® State Tax-Free Income Trust Nomura Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Nomura Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Nomura Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust Nomura Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares

Delaware VIP® Trust

Nomura VIP Emerging Markets Series – Standard Class Shares and Service Class Shares

Nomura VIP Small Cap Value Series – Standard Class Shares and Service Class Shares

Nomura VIP Fund for Income Series – Standard Class Shares and Service Class Shares

Nomura VIP Growth and Income Series – Standard Class Shares

Nomura VIP Growth Equity Series – Standard Class Shares

Nomura VIP Investment Grade Series – Standard Class Shares and Service Class Shares

Nomura VIP Limited Duration Bond Series – Standard Class Shares

Nomura VIP Opportunity Series– Standard Class Shares

Nomura VIP Total Return Series– Standard Class Shares and Service Class Shares

Registrant, Name of Portfolio and Share Class

Ivy Funds

Nomura Asset Strategy Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Balanced Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Core Equity Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Climate Solutions Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Global Bond Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Global Growth Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura High Income Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura International Core Equity Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Large Cap Growth Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Mid Cap Growth Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Mid Cap Income Opportunities Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Natural Resources Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Science and Technology Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Real Estate Securities Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Small Cap Growth Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Smid Cap Core Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Nomura Systematic Emerging Markets Equity Fund – Class A, Class C, Class R, Class R6, Y Class and Institutional Class Shares

Ivy Variable Insurance Portfolios

Nomura VIP Asset Strategy Series– Standard Class and Service Class Shares

Nomura VIP Balanced Series – Service Class Shares

Nomura VIP Core Equity Series – Service Class Shares

Nomura VIP Corporate Bond Series – Service Class Shares

Nomura VIP Energy Series – Standard and Service Class Shares

Nomura VIP Global Growth Series – Service Class Shares

Nomura VIP Growth Series – Service Class Shares

Nomura VIP High Income Series – Standard and Service Class Shares

Nomura VIP International Core Equity Series – Standard and Service Class Shares

Nomura VIP Limited-Term Bond Series – Service Class Shares

Nomura VIP Mid Cap Growth – Standard and Service Class Shares

Nomura VIP Natural Resources Series – Service Class Shares

Nomura VIP Pathfinder Aggressive Series – Service Class Shares

Nomura VIP Pathfinder Conservative Series – Service Class Shares

Nomura VIP Pathfinder Moderate Series – Service Class Shares

Nomura VIP Pathfinder Moderate – Managed Volatility Series – Service Class Shares

Nomura VIP Pathfinder Moderately Aggressive Series – Service Class Shares

Nomura VIP Pathfinder Moderately Aggressive - Managed Volatility Series – Service Class Shares

Nomura VIP Pathfinder Moderately Conservative Series – Service Class Shares

Nomura VIP Pathfinder Moderately Conservative – Service Managed Volatility Series – Service Class Shares

Nomura VIP Science and Technology Series – Standard and Service Class Shares

Nomura VIP Small Cap Growth Series – Standard and Service Class Shares

Nomura VIP Smid Cap Core Series – Service Class Shares

Nomura VIP Value Series – Service Class Shares

Voyageur Mutual Funds

Nomura Minnesota High-Yield Municipal Bond Fund – Class A, Class C and Institutional Class Shares

Nomura National High-Yield Municipal Bond Fund – Class A, Class C and Institutional Class Shares

Nomura Tax-Free California Fund – Class A, Class C and Institutional Class Shares

Nomura Tax-Free Idaho Fund – Class A, Class C and Institutional Class Shares

Nomura Tax-Free New York Fund – Class A, Class C and Institutional Class Shares

Registrant, Name of Portfolio and Share Class
Voyageur Mutual Funds II Nomura Tax-Free Colorado Fund – Class A, Class C and Institutional Class Shares
Nomura ETF Trust II (formerly Voyageur Insured Funds) Nomura Small and Mid Cap ETF Nomura Strategic Income ETF
Voyageur Tax Free Funds Nomura Tax-Free Minnesota Fund – Class A, Class C and Institutional Class Shares
Chattanooga Opportunities LLC
Ivy ASF II, Ltd.
Ivy VIP ASF II, Ltd.
Ivy ASF III (SBP), LLC
Ivy VIP ASF III (SBP), LLC
Ivy WGA ASF III (SBP), LLC
NC Macau I, Ltd.
NC Macau II, Ltd.